SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 7, 2003

Legato Systems, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26130	94-3077394

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2350 West El Camino Real, Mountain View, California	94040

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 210-7000

Not Applicable

(Former name or former address, if changed since last report.)

Item 9	Regulation FD Disclosure

At EMC Corporation’s August 6, 2003 analyst meeting, in response to a question, David Wright, Chairman, President and CEO of LEGATO Systems, Inc. (“Legato”) made a statement that Legato’s annual revenues could reach $500 million. Mr. Wright’s comments were based upon projected growth rates of specific segments of the software market related to Legato’s business, but were not intended to specify the particular timeframe in which such annual revenue goal would be attained. In particular, this was not intended to provide specific guidance for Legato’s 2003 or 2004 results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legato Systems, Inc.

Date: August 7, 2003	/s/ Andrew J. Brown
Andrew J. Brown
Chief Financial Officer

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